Exhibit 10.5

AMENDMENT No. 3, dated as of May 20, 2016 (this “Amendment”), to the Credit Agreement dated as of April 6, 2012, among THE CONTAINER STORE, INC., a Texas corporation (the “Borrower”), the Guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, each of the Borrower and Holdings has notified the Administrative Agent that it is changing the end of its Fiscal Year from the Saturday closest to February 28 to the Saturday closest to March 31 of each year; and

WHEREAS, Section 7.11 of the Credit Agreement provides that Holdings, the Borrower and the Administrative Agent will, and are authorized by the Lenders to, amend the Credit Agreement to reflect any change in Fiscal Year;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                  Amendments.  Effective as of the Amendment No. 3 Effective Date:

(a)                               Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in its proper alphabetical order:

“Transition Period” means the period from and including February 28, 2016 to and including April 2, 2016.

(b)                              Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Fiscal Month” contained therein and replacing it with the following:

““Fiscal Month” means any fiscal month of any Fiscal Year; provided that for the avoidance of doubt, the Transition Period shall be considered a Fiscal Month.”

(c)                               Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Fiscal Year” contained therein and replacing it with the following:

““Fiscal Year” means (i) any period of twelve consecutive Fiscal Months ending on the Saturday closest to February 28 in each calendar year (except for 53-week years) and on or prior to February 27, 2016 and (ii) any period of twelve consecutive Fiscal Months ending on the Saturday closest to March 31 in each calendar year (except for 53-week years) after April 2, 2016; provided that, other than for purposes of Section 6.01 and Section 6.02, the Fiscal Year ended April 1, 2017 shall include the Transition Period.”

(d)                              Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Measurement Period” contained therein and replacing it with the following:

““Measurement Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings and its Restricted Subsidiaries for which financial statements pursuant to Section 6.01(a) or (b) have been, or were required to have been, delivered for the applicable fiscal period (or, in the case of any calculation made prior to the first such delivery, the four Fiscal Quarter period ended November 16, 2011); provided that, with respect to the Fiscal Quarters ending July 2, 2016, October 1, 2016, December 31, 2016 and April 1, 2017, the Measurement Periods will be the twelve consecutive Fiscal Months (i) beginning on July 5, 2015 and ending on July 2, 2016, (ii) beginning on October 4, 2015 and ending on October 1, 2016, (iii) beginning on January 3, 2016 and ending on December 31, 2016 and (iv) beginning on April 3, 2016 and ending on April 1, 2017, respectively.”

(e)                               Section 6.01(b) of the Credit Agreement is hereby amended by adding the following to the end thereof:

“provided that, simultaneously with the delivery of the financial statements for the Fiscal Quarter ending July 2, 2016, the Borrower shall deliver to the Administrative Agent Consolidated statements of income or operations and cash flows of Holdings and its Subsidiaries for the Transition Period, together with the related information for the Transition Period required pursuant to clause (d) below;”,

Section 2.                                  Representations and Warranties, No Default.  In order to induce the Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of the Borrower and Holdings represents and warrants to the Administrative Agent that:

(a)                               After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

(b)                              At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.                                  Effectiveness.  Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 3 Effective Date”) that this Amendment is executed by the Administrative Agent, Holdings and the Borrower.

Section 4.                                  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.                                  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 6.                                  Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7.                                  Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  Each of the Borrower and Holdings reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 3 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

Section 8.                                  Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally agrees that Section 11.14 of the Credit Agreement is incorporated herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE CONTAINER STORE, INC., as Borrower

By:		/s/ Jodi Taylor
	Name:	Jodi Taylor
	Title:	Chief Financial Officer

THE CONTAINER STORE GROUP, INC.,
as Holdings

By:		/s/ Jodi Taylor
	Name:	Jodi Taylor
	Title:	Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ David L. Howard
Name: David L. Howard
Title: Authorized Officer

[Signature Page to Amendment]